SAMSON BELAIR/DELOITTE & TOUCHE, S.E.N.C.
Assurance and Advisory Services
1 Place Ville-Marie
Suite 3000
Montréal QC H3B 4T9
Canada

Tel.: (514) 393-7115

Fax: (514) 390-4113
www.deloitte.ca

Auditors’ Consent

Securities and Exchange Commission

450 Fifth Street N.W.
Washington, DC 20549
USA

We hereby consent to the inclusion in the annual Report on Form 20-F of Campbell Resources Inc. (the “Corporation”) for the year ended December 31, 2002 of our report dated February 25, 2003, relating to the Consolidated Financial Statements of the Corporation as at and for the year ended December 31, 2002, which appears under Item 17 of the aforementioned Annual Report.

We also consent to the incorporation by reference of our report in the Registration Statements on Form S-8 (registration Nos. 33-28296, 33-91824, 333-93063 and 333-6236) pertaining to the Corporation’s Employee Incentive Plan and Directors’ Stock Option Plan.

/s/ Samson Bélair Deloitte & Touche

Chartered Accountants

Montreal, Canada

May 14, 2003

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